UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 6, 2006

NEW YORK HEALTH CARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-12451	11-2636089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 McDonald Avenue, Brooklyn, New York		11223
(Address of Principal Executive Offices)		(Zip Code)

(212) 679-7778
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)(i) On September 6, 2006, Dennis M. O’Donnell resigned his positions as President, Chief Executive Officer and a Director of New York Health Care Inc. and its subsidiary BioBalance Corporation.

(a)(ii) At the time of his resignation Mr. O’Donnell was a member of the Executive Committee of the Board of New York Health Care.

(a)(iii) A copy of Mr. O’Donnell’s resignation letter is attached as Exhibit 99.1 to this Form 8-K. The resignation letter does not set forth any reason for Mr. O’Donnell’s resignation. However, it has come to the Company’s attention that Mr. O’Donnell expressed dissatisfaction with the Company’s efforts in seeking to settle the pending derivative lawsuit against the Company, as well as with the Company’s efforts in pursuing financing.

The Company believes that its efforts to date, in both of these areas, have been appropriate and in the Company’s best interests and disagrees with Mr. O’Donnell’s views on these matters.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

99.1 Dennis O’Donnell resignation letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK HEALTH CARE, INC.
(Registrant)

Date: September 12, 2006	By:	/s/ David C. Katz
David C. Katz, Corporate Secretary